Exhibit 99.2

VALLEY BANCORP

PROXY

PLEASE SIGN AND RETURN IMMEDIATELY

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Barry L. Hulin and Thomas J. Krob, and each of them (with full power to act alone) as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Valley Bancorp held of record by the undersigned on August 21, 2006, at the special meeting of shareholders to be held on October 6, 2006, or any adjournment of such Meeting.

Proposal to approve the merger pursuant to which Valley Bancorp will be merged into Community Bancorp, under the terms of the Agreement to Merge and Plan of Reorganization dated as of June 28, 2006, by and among Community Bancorp and Valley Bancorp.

A.	I vote FOR the proposition listed above ☐

B.	I vote AGAINST the proposition listed above ☐

C.	I WITHHOLD AUTHORITY to vote for the proposition listed above ☐

THIS PROXY CONFERS AUTHORITY TO VOTE “FOR” AND WILL BE VOTED “FOR” THE PROPOSITION LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

The Board of Directors recommends a vote “FOR” the listed proposition.

___________________________________, 2006

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WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.